UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2022

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Amendment to Board of Directors Compensation Policy
On February 22, 2022, the Board of Directors (the “Board”) of Trimble Inc. (the “Company”) approved an amendment to the Company’s Board of Directors Compensation Policy for nonemployee directors (as amended, the “Amended Compensation Policy”), to increase the (i) annual cash retainer by $5,000, from $60,000 to $65,000, which is payable in quarterly installments, commencing with the Company’s third quarter, and (ii) annual equity grant, in the form of a grant of restricted stock units, by $8,000, from $277,000 to $285,000. This will result in an increase of $13,000 to nonemployee director total compensation, from $337,000 to $350,000.
The foregoing description of the Amended Compensation Policy does not purport to be complete and the description thereof is qualified in its entirety by reference to the Amended Compensation Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Amendment to Stock Ownership Guidelines
The Board also approved an amendment to the Company’s Director Stock Ownership Guidelines to increase the required minimum share ownership for members of the Board by $150,000, from $200,000 to $350,000.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No. Description
10.1 Trimble Inc. Board of Directors Compensation Policy, as amended February 22, 2022
104 The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: February 28, 2022	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel